EXHIBIT (99)(a)

EARNINGS RELEASE

October 20, 2025

Contact:	William D. Cable, Sr.
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER 2025 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported third quarter 2025 results with highlights as follows:

Third quarter 2025 highlights:

•

Net earnings were $3.7 million or $0.70 per share and $0.67 per diluted share for the three months ended September 30, 2025, as compared to $4.0 million or $0.74 per share and $0.72 per diluted share for the same period one year ago.

•	Net interest margin was 3.58% for the three months ended September 30, 2025, compared to 3.35% for the three months ended September 30, 2024.

Year to date highlights:

•

Net earnings were $13.2 million or $2.49 per share and $2.41 per diluted share for the nine months ended September 30, 2025, as compared to $12.8 million or $2.41 per share and $2.33 per diluted share for the same period one year ago.

•	Cash dividends were $0.76 per share during the nine months ended September 30, 2025, compared to $0.73 per share for the prior year period.
•	Total loans were $1.18 billion at September 30, 2025, compared to $1.14 billion at December 31, 2024.
•	Non-performing assets were $5.1 million or 0.29% of total assets at September 30, 2025, compared to $4.8 million or 0.29% of total assets at December 31, 2024.
•	Total deposits were $1.55 billion at September 30, 2025, compared to $1.48 billion at December 31, 2024.
•	Core deposits, a non-GAAP measure, were $1.39 billion or 89.65% of total deposits at September 30, 2025, compared to $1.34 billion or 90.17% of total deposits at December 31, 2024.
•	Net interest margin was 3.55% for the nine months ended September 30, 2025, compared to 3.34% for the nine months ended September 30, 2024.

Net earnings were $3.7 million or $0.70 per share and $0.67 per diluted share for the three months ended September 30, 2025, as compared to $4.0 million or $0.74 per share and $0.72 per diluted share for the prior year period.  William D. Cable, Sr., President and Chief Executive Officer, attributed the decrease in third quarter net earnings to increases in the provision for credit losses and non-interest expense,which were partially offset by increases in net interest income and non-interest income, compared to the prior year period, as discussed below.

Net interest income was $15.1 million for the three months ended September 30, 2025, compared to $13.5 million for the three months ended September 30, 2024.  The increase in net interest income is due to a $938,000 increase in interest income and a $632,000 decrease in interest expense.  The increase in interest income is primarily due to a $1.1 million increase in interest income and fees on loans and a $401,000 increase in interest income on balances due from banks, which was partially offset by a $539,000 decrease in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans.  The increase in interest income on balances due from banks is primarily due to an increase in balances outstanding.  The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities.  The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve.  Net interest income after the provision for credit losses was $14.6 million for the three months ended September 30, 2025, compared to $13.3 million for the three months ended September 30, 2024.  The provision for credit losses for the three months ended September 30, 2025 was $530,000, compared to $297,000 for the three months ended September 30, 2024.  The increase in the provision for credit losses is primarily attributable to an increase in reserves on construction loans during the three months ended September 30, 2025, as compared to a reduction in reserves on construction loans during the three months ended September 30, 2024.

1

Non-interest income was $7.1 million for the three months ended September 30, 2025 and 2024.  A $528,000 increase in appraisal management fee income due to an increase in appraisal volume was partially offset by a $411,000 decrease in miscellaneous non-interest income primarily due to a decrease in income on small business investment company (SBIC) investments and a $90,000 decrease in service charges and fees on deposits.

Non-interest expense was $16.9 million for the three months ended September 30, 2025, compared to $15.0 million for the three months ended September 30, 2024.  The increase in non-interest expense is primarily attributable to a $1.2 million increase in other non-interest expense primarily due to increases in legal fees and debit card expense, a $492,000 increase in salaries and employee benefits expense primarily due to an increase in salary and insurance expense and a $422,000 increase in appraisal management fee expense due to an increase in appraisal volume, which were partially offset by a $168,000 decrease in occupancy expense primarily due to the $362,000 write-off of leasehold improvements for the Bank’s former branch in Cary, North Carolina during the three months ended September 30, 2024.

Net earnings were $13.2 million or $2.49 per share and $2.41 per diluted share for the nine months ended September 30, 2025, as compared to $12.8 million or $2.41 per share and $2.33 per diluted share for the prior year period.  The increase in year to date net earnings is primarily attributable to increases in net interest income and non-interest income, which were partially offset by increases in the provision for credit losses and non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $43.7 million for the nine months ended September 30, 2025, compared to $40.3  million for the nine months ended September 30, 2024.  The increase in net interest income is due to a $1.7 million increase in interest income and a $1.6 million decrease in interest expense.  The increase in interest income is primarily due to a $3.0 million increase in interest income and fees on loans, which was partially offset by a $175,000 decrease in interest income on balances due from banks and a $1.1 million decrease in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans.  The decrease in interest income on balances due from banks is due to a reduction in balances outstanding and rate decreases implemented by the Federal Reserve.  The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities.  The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve.  Net interest income after the provision for credit losses was $43.1 million for the nine months ended September 30, 2025, compared to $40.3 million for the nine months ended September 30, 2024.  The provision for credit losses for the nine months ended September 30, 2025 was an expense of $585,000, compared to a recovery of $80,000 for the nine months ended September 30, 2024.  The increase in the provision for credit losses is primarily attributable to a $59.3 million increase in total loans from September 30, 2024 to September 30, 2025.

Non-interest income was $21.3 million for the nine months ended September 30, 2025, compared to $20.7 million for the nine months ended September 30, 2024.  The increase in non-interest income is primarily attributable to a $1.9 million increase in appraisal management fee income due to an increase in appraisal volume, which was partially offset by a $1.2 million decrease in miscellaneous non-interest income primarily due to a decrease in income on small business investment company (SBIC) investments.

Non-interest expense was $47.3 million for the nine months ended September 30, 2025, compared to $44.7 million for the nine months ended September 30, 2024.  The increase in non-interest expense is primarily attributable to a $1.6 million increase in appraisal management fee expense due to an increase in appraisal volume, a $641,000 increase in salaries and employee benefits expense primarily due to an increase in salary expense and a $761,000 increase in other non-interest expense primarily due to increases in legal fees and debit card expense, which were partially offset by a $298,000 decrease in occupancy expense primarily due to the $362,000 write-off of leasehold improvements for the Bank’s former branch in Cary, North Carolina during the three months ended September 30, 2024.

Income tax expense was $1.1 million for the three months ended September 30, 2025, compared to $1.4 million for the three months ended September 30, 2024.  The effective tax rate was 22.95% for the three months ended September 30, 2025, compared to 25.76% for the three months ended September 30, 2024.  The decrease in the effective tax rate for the three months ended September 30, 2025 compared to the three months ended September 30, 2024 is primarily due to the revaluation of the deferred tax asset during the three months ended September 30, 2024 due to upcoming reductions in the North Carolina corporate income tax rate.  Income tax expense was $3.9 million for the nine months ended September 30, 2025, compared to $3.5 million for the nine months ended September 30, 2024.  The effective tax rate was 22.77% for the nine months ended September 30, 2025, compared to 21.71% for the nine months ended September 30, 2024.  The increase in the effective tax rate is primarily due to a $322,000 interest receivable booked during the nine months ended September 30, 2024 on a deposit for taxes paid prior to a settlement with the North Carolina Department of Revenue (“NCDOR”) to withdraw the disallowance of certain tax credits previously purchased by the Bank.

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Total assets were $1.74 billion as  of  September 30, 2025, compared to $1.65 billion as of December 31, 2024.  Available for sale securities were $376.9 million as of September 30, 2025, compared to $388.0 million as of December 31, 2024.  Total loans were $1.18 billion as of September 30, 2025, compared to $1.14 billion at December 31, 2024.

Non-performing assets were $5.1 million or 0.29% of total assets at September 30, 2025, compared to $4.8 million or 0.29% of total assets at December 31, 2024.  Non-performing assets comprise $4.1 million in residential mortgage loans and $1.0 million in commercial mortgage loansat September 30, 2025, compared to $3.7 million in residential mortgage loans, $463,000 in commercial mortgage loans, $257,000 in other loans, and $369,000 in other real estate owned at December 31, 2024.

The allowance for credit losses on loans was $10.2 million or 0.86% of total loans at September 30, 2025, compared to $10.0 million or 0.88% of total loans at December 31, 2024.  The allowance for credit losses on loans increased $211,000 primarily due to a $45.0 million increase in total loans from December 31, 2024 to September 30, 2025.  The allowance for credit losses on unfunded commitments was $1.2 million at September 30, 2025, compared to $1.1 million at December 31, 2024.  The increase in the allowance for credit losses on unfunded commitments was due to a $7.8 million increase in unfunded loan commitments from December 31, 2024 to September 30, 2025.  The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets.  Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.55 billion as of September 30, 2025, compared to $1.48 billion as of December 31, 2024.  Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.39 billion at September 30, 2025, compared to $1.34 billion at December 31, 2024.  Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability.  Certificates of deposit in amounts of more than $250,000 totaled $160.7 million at September 30, 2025, compared to $145.9 million December 31, 2024.

Junior subordinated debentures were $15.5 million at September 30, 2025 and December 31, 2024.  Shareholders’ equity was $149.5 million, or 8.60% of total assets, at September 30, 2025, compared to $130.6 million, or 7.90% of total assets, at December 31, 2024.  The increase in shareholders’ equity is primarily due to a decrease in the unrealized loss on investment securities available for sale due to rate changes between December 31, 2024 and September 30, 2025.

In 2023, the North Carolina Department of Transportation (“NCDOT”) acquired the Bank’s Mooresville branch property on NC Highway 150 in Mooresville, NC through an eminent domain acquisition for the widening of NC Highway 150.  During the second quarter of 2023, the Bank received a $1.5 million payment for this property, which was booked as an offset to the net book value of the assets.  The Bank recognized a $191,000 gain on this transaction during the second quarter of 2023.  Following this action, the Bank spent considerable time and effort to increase monetary considerations for this property to more closely align with reasonable and fair property values.  A September 2025 bench ruling in the Bank’s favor stated that the NCDOT pay the Bank total of $5.1 million for this property, including the $1.5 million payment the Bank received in 2023.  The formal written order for this ruling had not been received by the Bank as of September 30, 2025.  The Bank recorded $553,000 in legal expenses associated with this settlement and a corresponding other payable for these fees as of September 30, 2025.  The Bank expects to realize an additional $3.6 million gain on the involuntarily disposal of this property after receiving the formal written order for the September 2025 bench ruling.

Peoples Bank operates 15 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg and Iredell Counties.  The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties.  The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

3

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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CONSOLIDATED BALANCE SHEETS

September 30, 2025, December 31, 2024 and September 30, 2024

(Dollars in thousands)

	September 30, 2025	December 31, 2024	September 30, 2024
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$28,714	$30,919	$36,061
Interest-bearing deposits	88,302	28,347	37,101
Cash and cash equivalents	117,016	59,266	73,162

Investment securities available for sale	376,868	388,003	398,573
Other investments	2,621	2,728	2,753
Total securities	379,489	390,731	401,326

Mortgage loans held for sale	1,390	1,367	1,218

Loans	1,183,442	1,138,404	1,124,177
Less: Allowance for credit losses on loans	(10,206)	(9,995)	(10,616)
Net loans	1,173,236	1,128,409	1,113,561

Premises and equipment, net	14,417	14,847	15,206
Cash surrender value of life insurance	17,710	17,675	18,482
Accrued interest receivable and other assets	35,078	39,667	38,695
Total assets	$1,738,336	$1,651,962	$1,661,650

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$410,802	$402,254	$408,766
Interest-bearing demand, MMDA & savings	779,939	741,363	728,142
Time, over $250,000	160,704	145,939	143,573
Other time	201,445	195,175	199,496
Total deposits	1,552,890	1,484,731	1,479,977

Securities sold under agreements to repurchase	-	-	8,429
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	20,515	21,204	21,498
Total liabilities	1,588,869	1,521,399	1,525,368

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,459,441 shares at 9/30/25, 5,457,646 shares
at 12/31/24, 5,457,646 at 9/30/24	48,708	48,658	48,678
Common stock held by deferred compensation trust,
at cost; 150,423 shares at 9/30/25, 158,580 shares
at 12/31/24, 158,905 shares at 9/30/24	(1,523)	(1,757)	(1,772)
Deferred compensation	1,523	1,757	1,772
Retained earnings	130,105	121,062	118,542
Accumulated other comprehensive loss	(29,346)	(39,157)	(30,938)
Total shareholders' equity	149,467	130,563	136,282

Total liabilities and shareholders' equity	$1,738,336	$1,651,962	$1,661,650

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CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2025 and 2024
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$17,174	$16,098	$49,838	$46,807
Interest on due from banks	1,009	608	2,065	2,240
Interest on investment securities:
U.S. Government sponsored enterprises	1,990	2,503	6,338	7,645
State and political subdivisions	694	695	2,082	2,085
Other	538	563	1,772	1,570
Total interest income	21,405	20,467	62,095	60,347

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,868	2,892	8,249	7,390
Time deposits	3,174	3,611	9,459	10,920
Junior subordinated debentures	244	283	727	850
Other	-	132	-	918
Total interest expense	6,286	6,918	18,435	20,078

NET INTEREST INCOME	15,119	13,549	43,660	40,269
PROVISION FOR CREDIT LOSSES	530	297	585	(80)
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	14,589	13,252	43,075	40,349

NON-INTEREST INCOME:
Service charges	1,404	1,515	4,188	4,201
Other service charges and fees	184	163	526	527
Gain/(loss) on sale of securities	-	5	(4)	5
Mortgage banking income	149	138	217	263
Insurance and brokerage commissions	250	251	745	717
Appraisal management fee income	3,601	3,073	10,616	8,668
Miscellaneous	1,539	1,950	5,061	6,273
Total non-interest income	7,127	7,095	21,349	20,654

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,094	6,602	21,050	20,409
Occupancy	2,278	2,446	6,364	6,662
Appraisal management fee expense	2,858	2,436	8,433	6,863
Other	4,694	3,532	11,490	10,729
Total non-interest expense	16,924	15,016	47,337	44,663

EARNINGS BEFORE INCOME TAXES	4,792	5,331	17,087	16,340
INCOME TAXES	1,100	1,373	3,890	3,546

NET EARNINGS	$3,692	$3,958	$13,197	$12,794

PER SHARE AMOUNTS
Basic net earnings	$0.70	$0.74	$2.49	$2.41
Diluted net earnings	$0.67	$0.72	$2.41	$2.33
Cash dividends	$0.20	$0.19	$0.76	$0.73
Book value	$28.15	$25.72	$28.15	$25.72

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FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2025 and 2024, and the year ended December 31, 2024
(Dollars in thousands)

	Three months ended		Nine months ended		Year ended
	September 30,		September 30,		December 31,
	2025	2024	2025	2024	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$411,583	$440,519	$420,159	$443,023	$442,097
Loans	1,170,760	1,120,545	1,156,515	1,107,344	1,113,488
Earning assets	1,676,108	1,609,727	1,642,637	1,608,843	1,611,816
Assets	1,718,077	1,653,202	1,683,667	1,650,348	1,653,356
Deposits	1,545,829	1,480,119	1,516,925	1,456,759	1,465,965
Shareholders' equity	142,490	127,465	140,882	125,751	129,866

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.58%	3.35%	3.55%	3.34%	3.36%
Return on average assets	0.85%	0.95%	1.05%	1.04%	0.99%
Return on average shareholders' equity	10.28%	12.35%	12.52%	13.59%	12.59%
Average shareholders' equity to total average assets	8.29%	7.71%	8.37%	7.62%	7.85%

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	September 30, 2025	September 30, 2024	December 31, 2024
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,206	$10,616	$9,995
Allowance for credit losses on unfunded commitments	1,176	1,159	1,101
Provision for (recovery of) credit losses (2)	585	(80)	(285)
Charge-offs (2)	(533)	(1,436)	(1,981)
Recoveries (2)	234	480	551

ASSET QUALITY:
Non-accrual loans	$5,113	$3,921	$4,440
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	369
Total non-performing assets	$5,113	$3,921	$4,809
Non-performing assets to total assets	0.29%	0.24%	0.29%
Allowance for credit losses on loans to non-performing assets	199.61%	270.75%	207.84%
Allowance for credit losses on loans to total loans	0.86%	0.94%	0.88%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.30%	0.27%
Risk Grade 2 (high quality)	20.24%	19.74%
Risk Grade 3 (good quality)	71.60%	72.74%
Risk Grade 4 (management attention)	6.94%	6.08%
Risk Grade 5 (watch)	0.41%	0.66%
Risk Grade 6 (substandard)	0.51%	0.51%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At September 30, 2025, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.4 million; there were no relationships exceeding $1.0 million in the Substandard risk grade. At December 31, 2024, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.5 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.

(1)

This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.78% and is reduced by the related nondeductible portion of interest expense.

(2)	For the nine months ended September 30, 2025 and 2024 and the year ended December 31, 2024.

(END)

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